UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2017

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51612	68-0542002
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3809 Juniper Trace, Suite 201, Austin, TX 78738
(Address of principal executive offices and Zip Code)

(Registrant’s telephone number, including area code): (512) 222-0975

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

We intend to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily terminate registration of our common stock and suspend our duty to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or about February 13, 2017. Our duty to file certain Exchange Act reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will be suspended immediately upon filing of the Form 15 and termination of registration of our common stock under the Exchange Act is expected to occur 90 days after the filing of the Form 15.

Our board of directors has decided to terminate registration of our common stock and suspend our duty to file reports under the Exchange Act after considering many factors, including the following:

(a)	the financial cost, involving auditors and attorneys and our staff and the time required from management and directors to comply with the requirements under the Exchange Act;

(b)	our current financial condition; and

(c)	the impact of the continued registration of, and the continued reporting obligations in respect of, our common stock under the Exchange Act on our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Pierre Mulacek
Pierre Mulacek
President, Chief Executive Officer and Director

Date: February 13, 2017